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Exhibit 5.1

October 21, 2013

Franco-Nevada Corporation
199 Bay Street, Suite 2000
P.O. Box 285
Commerce Court Postal Station
Toronto, ON M5L 1G9
Canada

Ladies and Gentlemen:

Re:  Franco-Nevada Corporation—Registration Statement on Form F-10

        Reference is made to the short form base shelf prospectus (the "Prospectus") forming part of the registration statement on Form F-10, as may be amended, filed by Franco-Nevada Corporation with the U.S. Securities and Exchange Commission.

        We hereby consent to the references to our firm name in the Prospectus under the headings "Certain Canadian Federal Income Tax Considerations" and "Legal Matters" and to the reference to our opinion under the heading "Certain Canadian Federal Income Tax Considerations." In giving such consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours truly,
/s/ Gowling Lafleur Henderson LLP

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  Exhibit 5.1